  EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Datawatch Corporation on Form S-8 of our report dated December 22, 2011, with respect to our audits of the consolidated financial statements of Datawatch Corporation and subsidiaries as of September 30, 2011 and 2010 and for the years then ended, appearing in the Annual Report on Form 10-K of Datawatch Corporation for the year ended September 30, 2011.

/s/ Marcum LLP

Marcum LLP
Boston, Massachusetts
April 25, 2012